Exhibit 99.1

Rivian Releases Q3 2021 Earnings

Irvine, California, December 16, 2021: Rivian Automotive, Inc. (NASDAQ: RIVN) has today published a letter to its shareholders containing the company’s third quarter 2021 results. The letter is available on its investor relations website (https://rivian.com/investors).

Rivian will host an audio webcast to discuss the results and provide a business update at 1:30pm PT / 4:30pm ET today, December 16. The live webcast will be available at https://edge.media-server.com/mmc/p/4rs6not4 and a replay will be available for four weeks at https://rivian.com/investors.

About Rivian:

Rivian exists to create products and services that help our planet transition to carbon neutral energy and transportation. Rivian designs, develops, and manufactures category-defining electric vehicles and accessories and sells them directly to customers in the consumer and commercial markets. Rivian complements its vehicles with a full suite of proprietary, value-added services that address the entire lifecycle of the vehicle and deepen its customer relationships. Learn more about the company, products, and careers at www.rivian.com.

Press contact:

Amy Mast – media@rivian.com

IR contact – IR@rivian.com